UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 12, 2006
AETHER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217

(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400

(Address of Principal Executive Offices)	(Zip Code)
(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 12, 2006, David B. Meister was named Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Aether Holdings, Inc. (the “Company”). On the same date, the Company and Mr. Meister entered into an employment agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K. Prior to his appointment to these positions, Mr. Meister had worked with the Company as a consultant since July 2006.
Pursuant to the terms of the employment agreement, Mr. Meister will receive an initial annual base salary of $225,000, subject to periodic review and upward adjustment, as well as various perquisites and benefits. For each calendar year during the term of the employment agreement, Mr. Meister will be entitled to receive a performance-based bonus calculated as a percentage of the “bonus pool,” as determined by the Company’s Chief Executive Officer, based on achieving annual performance goals recommended by the Chief Executive Officer and subject to review and confirmation by the Company’s compensation committee. The “bonus pool” will be equal to five percent of the Company’s annual net income, as reported on the audited financial statements.
On September 12, 2006, as contemplated by the employment agreement, Mr. Meister was granted options to purchase an aggregate of 200,000 shares of the Company’s common stock under the terms of the Company’s 1999 Equity Incentive Plan. The options will vest in equal installments on each of the first three anniversaries of the grant date. The exercise price for these options is $6.08, which was the closing price of the Company’s common stock on September 12, 2006, which was the date of grant of the options. Under Mr. Meister’s employment agreement, if his employment with the Company is terminated without “Cause” (as defined in the employment agreement), or if he resigns for “Good Reason” (as defined in the employment agreement), or if a Change of Control (as defined in the employment agreement) occurs, all unvested options will immediately vest and become fully exercisable.
The initial term of the employment agreement is three years, and it renews automatically for successive one-year periods beginning September 12, 2009, unless either party provides at least 90 days’ advance written notice of a decision not to renew. If (i) the Company terminates Mr. Meister’s employment without “Cause” or does not renew the employment agreement at the end of any term or (ii) Mr. Meister terminates his employment for Good Reason, he will be entitled to receive a severance package consisting of (1) any earned but unpaid base salary through the date of employment termination and any declared but unpaid annual bonus and (2) an amount equal to his base salary (at the rate then in effect) for one year. The severance will be payable over a six-month period or such shorter period required to comply with Section 409A of the Internal Revenue Code and applicable regulations adopted thereunder. He also will be entitled to continue to participate in the Company’s group medical plan on the same basis as he previously participated or receive payment of, or reimbursement for, COBRA premiums (or, if COBRA coverage is not available, reimbursement of premiums paid for other medical insurance in an amount not to exceed the COBRA premium) for a one-year period following termination, subject to termination of this arrangement if a successor employer provides him with health insurance coverage.
If Mr. Meister’s employment is terminated without Cause or if he resigns for Good Reason within a year of a Change of Control (as defined in the employment agreement), he will be entitled to receive the same severance as described in the preceding paragraph, however, the amount of severance will be increased to equal $100 less than two times the sum of (i) Mr. Meister’s base salary (at the rate in effect on the date of termination) and (ii) the annual bonus paid to Mr. Meister in the year prior to such Change of Control. However, if the severance payment owed to Mr. Meister would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then his severance will be reduced to the largest amount that will not result in receipt by the Mr. Meister of an “excess parachute payment.”

During the term of employment and for two years thereafter, or one year if Mr. Meister’s employment is terminated without Cause or if he resigns for Good Reason, Mr. Meister has agreed not to compete with the Company. In addition, for two years following the term of employment, Mr. Meister has agreed not to solicit, induce or attempt to induce any customer or supplier to cease doing business with the Company, to solicit or hire any employee of the Company or any of its subsidiaries or in any way interfere with the relationship between any customer, supplier, licensee, employee or business relation of the Company and the Company.
The foregoing is a summary of the material terms of the employment agreement and the options granted to Mr. Meister. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On September 12, 2006, as discussed above, Mr. Meister was appointed as the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, replacing David C. Reymann, who had served as the Company’s Chief Financial Officer, Treasurer and Secretary since June 1998. Mr. Meister will serve as the Company’s principal financial and principal accounting officer. The terms of Mr. Meister’s employment agreement are summarized in Item 1.01 above.
Mr. Reymann resigned his position as Chief Financial Officer, Treasurer and Secretary on September 12, 2006. He will remain employed with the Company as a financial officer and as Assistant Treasurer for a transition period, as requested by the Company.
Prior to joining the Company, Mr. Meister served as Chief Financial Officer and Senior Vice President of Barrington Broadcasting Corporation and Double O Radio Corporation from January 2005 until June 2006. From 2002 through December 2004, Mr. Meister was Vice President of Buccino & Associates, a turnaround consulting and crisis management firm, and from 1999 to 2001, Mr. Meister served as Senior Vice President — Finance and Operations of eChips, Inc., a joint venture of four Fortune 500 companies in the electronic components industry. Mr. Meister began his career with Ernst & Young, LLP. Mr. Meister earned his Bachelor of Arts in Political Science from the University of Rochester and his MBA from the William E. Simon Graduate School of Business Administration at the University of Rochester and is a Certified Public Accountant.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.1      Employment Agreement dated as of September 12, 2006, by and between Aether Holdings, Inc., a Delaware corporation, and David B. Meister.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 12, 2006.

AETHER HOLDINGS, INC.
/s/ Robert W. D’Loren
By: Robert W. D’Loren
Its: President and Chief Executive Officer